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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to Epicor Software Corporation's 2000 Employee Stock Purchase Plan, of our report dated February 2, 2000, except for Note 11, as to which the date is March 22, 2000, with respect to the consolidated financial statements and schedule of Epicor Software Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


Orange County, California
November 29, 2000